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                                                                    EXHIBIT 23.3

                           [MORGAN STANLEY LETTERHEAD]

                                                                January 14, 2000

     We hereby consent to the filing of the letter issued by us to ITC Holding Company, Inc., dated August 22, 1999, as an exhibit to the registration statement on Form S-1 of KNOLOGY, Inc., filed with the Securities and Exchange Commission (the "Registration Statement"). We further consent to the references to our name in the Registration Statement and to the discussion regarding Morgan Stanley & Co. Incorporated in the Registration Statement section entitled "Background and Reasons for the Distribution." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                               Very truly yours,

                                               /s/ JOHN F. LAMBROS
                                               John F. Lambros
                                               Vice President

                                               MORGAN STANLEY & CO. INCORPORATED